CONTACT: Acura Pharmaceuticals, Inc.
Investor Relations, Peter A. Clemens, SVP & CFO 847-705-7709

FOR IMMEDIATE RELEASE

ACURA PHARMACEUTICALS, INC. RECEIVES CLARIFICATION FROM FDA
 ABOUT CLINICAL PROGRAM; CASH RESERVES UPDATE

Palatine, IL, October 17, 2005: Acura Pharmaceuticals, Inc. (OTC.BB-ACUR) today announced receipt from the United States Food and Drug Administration (“FDA”) communications clarifying previous FDA correspondence relating to the development of Product Candidate #2 announced by the Company on October 3, 2005. The FDA’s most recent communication provides assurance that the Company may promptly resume planned clinical studies of Product Candidate #2 without conducting additional pre-clinical testing.

Cash Reserves Update

The Company estimates that current cash reserves will fund operating expenses only through November 11, 2005 assuming a waiver from existing bridge loan lenders (the “Lenders”) allowing use of $200,000 pledged as security against such bridge loans. The Company can provide no assurance that the Lenders will grant such waiver. If such waiver is not granted prior to October 25, 2005 the Company may be required to seek protection under applicable bankruptcy laws.

Assuming that the Company receives the aforementioned waiver, to continue operating after November 11, 2005, the Company must obtain additional financing or enter into appropriate collaboration agreement(s) with third parties providing for cash payments to the Company. The Company can provide no assurance that it will be successful in obtaining any such financing or entering into appropriate collaborative agreements, on acceptable terms, if at all, or if obtained, that such financing or collaborative agreements will provide sufficient cash to continue funding operations. In the absence of such financing or third-party collaborative agreements, the Company will be required to scale back or terminate operations and/or seek protection under applicable bankruptcy laws.

Acura Pharmaceuticals, Inc., together with its subsidiaries, is an emerging pharmaceutical technology development company specializing in proprietary opioid abuse deterrent, abuse resistant, and tamper resistant formulation technology.

This press release contains forward looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, as amended that are based on management's beliefs and assumptions, current expectations, estimates and projections. Investors are cautioned that forward looking statements involve risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. The most significant of such factors include, but are not limited to, general economic conditions, competitive conditions, technological conditions and governmental legislation. More specifically, important factors that may affect future results include, but are not limited to: changes in laws and regulations, particularly those affecting the Company’s operations; the Company's ability to continue to attract, assimilate and retain highly skilled personnel; its ability to secure and protect its patents, trademarks and proprietary rights; litigation or regulatory action that could require the Company to pay significant damages or change the way it conducts its business; the Company’s ability to successfully develop and market its products; customer responsiveness to new products and distribution channels; its ability to compete successfully against current and future competitors; its dependence on third-party suppliers of raw materials; the availability of controlled substances that constitute the active ingredients of the Company’s products in development; difficulties or delays in clinical trials for Company products or in the manufacture of Company products; and other risks and uncertainties detailed in Company filings with the Securities and Exchange Commission. The Company is at an early stage of development and may not ever have any products that generate significant revenue.

Further, the forward looking statements speak only as of the date of such statements are made, and the Company undertakes no obligation to update any forward looking statements to reflect events or circumstances after the date of such statements. Any or all of the forward looking statements whether included in this release or in the Company’s filings with the Securities and Exchange Commission, may turn out to be wrong. Readers should remember that no forward looking statement can be guaranteed and other factors besides those listed above could adversely affect the Company, its operating results or financial condition.

This and past press releases for Acura Pharmaceuticals, Inc. are available at Acura’s web site at www.acurapharm.com.